EX-99B(d)(2)(vi)

APPENDIX A

C&B INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO VARIABLE TRUST

Variable Trust Funds

VT C&B Large Cap Value Fund1

Most recent annual approval by the Board of Trustees: April 4, 2005

Appendix A amended: February 8, 2006

[1]	On February 8, 2006, the Board of Trustees approved the name change from C&B Large Cap Value Fund to VT C&B Large Cap Value Fund, which will become effective May 2006.

EX-99B(d)(2)(vi)

APPENDIX B

C&B INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO VARIABLE TRUST

This fee agreement is made as of the 1st day of February, 2005, by and between Wells Fargo Variable Trust (the “Trust”), Wells Fargo Funds Management, LLC (the “Adviser”) and Cooke & Bieler, L.P. (the “Sub-Adviser”); and

WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”); and

WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated and paid on a monthly basis by applying annual rate of percentage of the assets of the Funds listed below:

Name of Fund	Breakpoints	Sub-Advisory Rate
VT C&B Large Cap Value Fund[1]	$0-250 million USD $250-500 million USD $500-750 million USD >$750 million USD	0.45 0.40 0.35 0.30	% % % %

[1]	On February 8, 2006, the Board of Trustees approved the name change from C&B Large Cap Value Fund to VT C&B Large Cap Value Fund, which will become effective May 2006.

EX-99B(d)(2)(vi)

The foregoing fee schedule is agreed to as of February 8, 2006 and shall remain in effect until changed in writing by the parties.

WELLS FARGO VARIABLE TRUST
on behalf of the Funds

By:	/s/ C. David Messman
C. David Messman
Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

COOKE & BIELER, L.P.
By CBGP, LLC, its sole general partner

By:	/s/ Kermit S. Eck
Kermit S. Eck, Manager

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